Exhibit 11

                        COMPUTATION OF NET (LOSS) INCOME
                                PER COMMON SHARE
                FOR THE YEARS ENDED MARCH 1, 1997, MARCH 2, 1996
                  AND FEBRUARY 28, 1995 (AMOUNTS IN THOUSANDS,
                           EXCEPT PER SHARE AMOUNTS)

                                                                     For the
                                                                   Years Ended
                                                   -----------------------------------------------
                                                    March 1,            March 2,      February 28,
                                                     1997                1996            1995
                                                   -----------------------------------------------
Net (loss) income                                  $(45,341)           $  6,591        $17,531
                                                   =========           ========        =======
Common shares outstanding:
   Weighted average..........................         17,407             17,291         17,274
   Dilutive effect of stock options..........             --                139            262
                                                   ---------           --------        -------
                                                      17,407             17,430         17,536
Add net additional dilutive effect of
   stock options using period-end
   market price   ...........................              -                  -              5
                                                   ---------           --------        -------
Weighted average shares used
   to calculate fully diluted (loss)
   earnings per share........................         17,407             17,430         17,541
                                                   =========           ========        =======
Net (loss) income per share:
   Assuming primary .........................        $ (2.60)             $ .38         $ 1.00
                                                     =======              =====         ======
   Assuming full dilution....................        $ (2.60)             $ .38         $ 1.00
                                                     =======              =====         ======